Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Mr. Sheldon Saidman (719-548-9963)
American Lorain Corporation
Shandong Province
People’s Republic of China
NEWS RELEASE

AMERICAN LORAIN CORPORATION APPOINTS NEW CHIEF FINANCIAL OFFICER

Junan County, Shandong Province, November 20, 2007 -- American Lorain Corporation (OTC Bulletin Board: ALRC.OB, the "Company") a leading China-based food processing company engaged in the development, manufacture and sale of food products worldwide, today announced the appointment of Thomas Wu as their new Chief Financial Officer. The Company develops, manufactures and sells its food products through its subsidiaries under the brand name "Lorain Foods."

Born in Shandong Province, Mr. Wu is fluent in both written and spoken English. He has experience and in-depth knowledge of all phases of accounting, serving in increasingly responsible financial and accounting management positions throughout his career. His extensive background includes applying accounting principles to the disciplines of cost accounting, tax law, international economic law, auditing, budgeting and reporting. He has a profound understanding of U.S. generally accepted accounting principles (GAAP) and full command of a range of financial software such as Oracle, Sun and SAP.

Following a distinguished academic career, which includes two Bachelors degrees from Nanjing University and a Masters degree in business (MBA) from China Foreign Trade University, he joined QingdaoTextile Corporation. Here he was placed in charge of cost accounting, reporting and financial analysis. He next assumed the role as Accounting Manager for Qingdao HanYi Textile CO., LTD, a large textile company. By setting new accounting policy, procedures and practices, as well as innovative improved cost controls, Mr. Wu was able to save the company substantial amounts of money and was recognized and awarded for his efforts. In 1997, he was brought to that company’s headquarters office as the corporation’s Assistant Finance Manager to help implement a global strategic plan, which entailed the monitoring and financial control of sales branches all over the world. In 2001, Mr. Wu was appointed to the position of Chief Operating Officer for Caleto (China) Corporation LTD, a U.S. multinational corporation, headquartered in Beijing. Responsible for all phases of that company’s finance and accounting functions, he instituted a number of effective programs, including putting into operation an enterprise resource planning (ERP) management system. Mr. Wu comes to American Lorain from Beijing Tian Qin Consultant Company, where he served as a Senior Consultant for the last eighteen months.

According to Mr. Si Chen, Chairman and CEO, "The addition of Mr. Wu to our management staff provides the Company with fresh and innovative thinking on how we can be more effective, efficient and timely in our financial reporting and forecasting. Mr. Wu’s background in cost accounting, control and related systems will allow us to focus on reducing expenses in our production areas, which is essential to maintaining our position as a low-cost producer. The fact that our new CFO is English speaking will prove to be very beneficial, as he will be able to communicate directly with our shareholders and analysts in the U.S. Needless to say, we are very pleased to have a professional of his proven abilities on our team."

-More-

About American Lorain Corporation.

American Lorain is a U.S. public company that operates through its four indirect subsidiaries, two in Junan County, one in Luotian Wubei Province and one in Beijing, China. American Lorain is a leading food processing company engaging in the development, manufacture and sale of food products worldwide. Formed in 1994, the company produces hundreds of varieties of food products, categorized into three interrelated divisions: chestnut products, processed food, including frozen, canned and packaged goods, and convenience foods, consisting of meals ready to eat (MRE) and ready to cook (RTC).

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of American Lorain and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions, including but not limited to, statements regarding the continued demand for American Lorain’s products, American Lorain’s ability to sustain growth for the balance of the year and American Lorain’s ability to generally meet all of its objectives. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, and competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the SEC. Except as required by law, American Lorain is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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